SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

SandRidge Energy, Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
JONATHAN FRATES
NICHOLAS GRAZIANO
JOHN "JACK" LIPINSKI
BOB G. ALEXANDER
RANDOLPH C. READ
MATTHEW K. GRUBB

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 23, 2018, Carl C. Icahn and affiliated entities filed an Amendment to their Schedule 13D relating to SandRidge Energy, Inc., a copy of which is filed herewith as Exhibit 1, and supplemented their Proxy Statement with the information contained below.

CARL C. ICAHN AND THE OTHER PARTICIPANTS IN SUCH PROXY SOLICITATION (TOGETHER, THE "PARTICIPANTS") FILED A DEFINTIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2018 ANNUAL MEETING OF STOCKHOLDERS OF SANDRIDGE ENERGY, INC (THE "ANNUAL MEETING"). SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS IN CONNECTION WITH THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THESE MATERIALS AND OTHER MATERIALS FILED BY THE PARTICIPANTS WITH THE SEC ARE AVAILABLE AT NO CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PROXY STATEMENT. EXCEPT AS OTHERWISE DISCLOSED IN THE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN SANDRIDGE ENERGY, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF SANDRIDGE ENERGY, INC.

SUPPLEMENT TO THE PROXY STATEMENT

OF

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
JONATHAN FRATES
NICHOLAS GRAZIANO
JOHN "JACK" LIPINSKI
BOB G. ALEXANDER
RANDOLPH C. READ
JONATHAN CHRISTODORO
NANCY DUNLAP
MATTHEW K. GRUBB

FOR

THE 2018 ANNUAL MEETING OF SHAREHOLDERS

OF

SANDRIDGE ENERGY, INC.

The information contained herein supplements the Proxy Statement filed with the U.S. Securities and Exchange Commission on May 11, 2018 (the "Proxy Statement") with respect to the 2018 Annual Meeting of Shareholders (the "Annual Meeting") of SandRidge Energy, Inc. (the "Company" or "SandRidge") to be held on June 19, 2018, at 9:00 a.m. Central Time at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102.

Specifically, this supplement adds Matthew K. Grubb as a Participant in the solicitation of proxies and provides certain information about Mr. Grubb.

*********

PARTICIPANTS

The participants in the solicitation of proxies from Shareholders of SandRidge (the "Participants") are Jonathan Frates, Nicholas Graziano, John "Jack" Lipinski, Bob G. Alexander, Randolph C. Read, Jonathan Christodoro and Nancy Dunlap (the "Nominees"), Matthew K. Grubb, a citizen of the United States, Carl C. Icahn, a citizen of the United States of America, High River Limited Partnership, a Delaware limited partnership ("High River"), Hopper Investments LLC, a Delaware limited liability company ("Hopper"), Barberry Corp., a Delaware corporation ("Barberry"), Icahn Partners LP, a Delaware limited partnership ("Icahn Partners"), Icahn Partners Master Fund LP, a Delaware limited partnership ("Icahn Master"), Beckton Corp., a Delaware corporation ("Beckton"), Icahn Enterprises G.P. Inc., a Delaware corporation ("Icahn Enterprises GP"), Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Enterprises Holdings"), IPH GP LLC, a Delaware limited liability company ("IPH"), Icahn Capital LP, a Delaware limited partnership ("Icahn Capital"), Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore") and Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"). The Participants, other than the Nominees and Mr. Grubb, are referred to in the Proxy Statement as the "Icahn Participants".

Icahn Partners, Icahn Master and High River (collectively, the "Icahn Parties"), are entities controlled by Mr. Carl C. Icahn. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 91.0% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

The Icahn Parties are deemed to beneficially own, in the aggregate, 4,818,832 shares of Common Stock, representing approximately 13.61% of the Corporation's outstanding shares of Common Stock (based upon the 35,402,981 shares of Common Stock stated to be outstanding as of April 20, 2018 in SandRidge's Proxy Statement).

High River has sole voting power and sole dispositive power with regard to 963,767 shares of Common Stock. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Partners has sole voting power and sole dispositive power with regard to 2,287,095 shares of Common Stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Master has sole voting power and sole dispositive power with regard to 1,567,970 shares of Common Stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the "Act") the shares of Common Stock which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares of Common Stock which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares of Common Stock which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes.

The Participants also include Jonathan Frates, Nicholas Graziano, John "Jack" Lipinski, Bob G. Alexander, Randolph C. Read, Jonathan Christodoro and Nancy Dunlap. Messrs. Frates and Graziano are employees of Icahn Enterprises. From time to time, Messrs. Frates, Graziano, Lipinski, Alexander, Read and Christodoro and Ms. Dunlap have served on the boards of directors of entities in which Mr. Icahn and/or his affiliates have an interest. In such situations where Mr. Icahn does not control such entities, Messrs. Frates, Graziano, Lipinski, Alexander, Read, and Christodoro and Ms. Dunlap receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like). Messrs. Frates, Graziano, Lipinski, Alexander, Read, and Christodoro and Ms. Dunlap do not own beneficially any shares of Common Stock. Messrs. Lipinski, Alexander, Read and Christodoro and Ms. Dunlap are each party to a Nominee Agreement attached as Annex B to the Proxy Statement (each a "Nominee Agreement") pursuant to which an affiliate of Mr. Icahn has agreed to pay $10,000 to such Nominee if he or she is not elected to the Board, and has agreed to indemnify such Nominee with respect to certain costs incurred in connection with the proxy contest related to the Annual Meeting. Messrs. Frates, Graziano, Lipinski, Alexander, Read and Christodoro and Ms. Dunlap will not otherwise receive any special compensation in connection with the solicitations of proxies from stockholders of the Corporation.

On May 13, 2018, pursuant to a settlement agreement by and among the Icahn Participants, Xerox Corporation ("Xerox") and certain other parties, Mr. Graziano and Mr. Christodoro were appointed to the Board of Directors of Xerox, in which Mr. Icahn has a non-controlling interest.

Ms. Dunlap is the beneficiary of a trust which holds an interest in East Beach Partners, LLC, which holds a royalty interest that was acquired from North Park Royalty, LLC in June 2016. The trust is a 50% owner of approximately 1.5% of the such royalty interest. The royalty interest was conveyed to East Beach Partners, LLC in June 2016 and is administered by SandRidge E&P LLC.

On May 22, 2018, Matthew Grubb and Icahn Capital entered into a consulting agreement whereby Mr. Grubb agreed, among other things, to assist the Icahn Participants in the solicitation of proxies for the Annual Meeting. In exchange for such services, Icahn Capital has agreed to reimburse Mr. Grubb for reasonable, documented out-of-pocket travel and other expenses related to the performance of the services under the consulting agreement, and to indemnify and hold him harmless with respect to certain costs, expenses and liabilities incurred in connection with the advice provided to Icahn Capital under the consulting agreement. The Icahn Participants anticipate that the estimated cost of engaging Mr. Grubb to assist in the solicitations of proxies from stockholders of SandRidge will be approximately $5,000. Mr. Grubb will not otherwise receive any special compensation in connection with the solicitation of proxies from stockholders of SandRidge. Mr. Grubb does not own beneficially or of record any securities of SandRidge. The principal business address of Mr. Grubb is 204 N Robinson, Suite 1300, Oklahoma City, OK 73102.

Matthew Grubb has almost 30 years of experience in the oil and gas industry and is currently President and Chief Executive Officer of Compass Production Partners, LP, a private oil and gas company with operations in Northern Louisiana and the Midland Basin of West Texas. Prior to joining Compass Production Partners in January 2014, Mr. Grubb was President and Chief Operating Officer of SandRidge, where he was employed from 2006 to 2013. Mr. Grubb was employed by Samson Resources from 1995 to 2006 and last served as Division Operations Manager of East Texas and Southeast U.S. Regions for Samson Resources. Mr. Grubb currently serves as a board member on the Foundation Board of the Children's Center Rehabilitation Hospital, a non-profit organization. Mr. Grubb earned a Bachelor of Science degree in Petroleum Engineering in 1986 and a Master of Science degree in Mechanical Engineering in 1988, both from Texas A&M University.

Annex A to the Proxy Statement sets forth, as to the Participants (including the Nominees and Mr. Grubb), all transactions in securities of SandRidge effected during the past two years and their beneficial ownership of securities of SandRidge.

With respect to each Participant (including the Nominees and Mr. Grubb), except as set forth in the Proxy Statement or in any of the Annexes attached thereto, (i) such Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of SandRidge, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Participant nor any of such Participant's associates have any arrangement or understanding with any person with respect to (A) any future employment by SandRidge or its affiliates or (B) any future transactions to which SandRidge or any of its affiliates will or may be a party.

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